Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The terms “we,” “our,” “us” and “SE Corp” as used herein refer collectively to Spectra Energy Corp and its subsidiaries unless the context suggests otherwise. These terms are used for convenience only and are not intended as a precise description of any separate legal entity within SE Corp.

On August 5, 2013, SE Corp entered into a Contribution Agreement (the Contribution Agreement) with Spectra Energy Partners, LP (SE Partners), pursuant to which SE Corp agreed to contribute to SE Partners substantially all of its interests in SE Corp’s subsidiaries that own U.S. transmission and storage and liquids assets and to assign to SE Partners its interests in certain related contracts (collectively, the Dropdown Transactions). On November 1, 2013, SE Corp entered into the First Amendment to Contribution Agreement (the Amendment) and completed the closing of substantially all of the Dropdown Transactions, which consisted of all contributed entities contemplated in the Dropdown Transactions as described below, excluding a 25.05% ownership interest in Southeast Supply Header, LLC (SESH) and a 1% ownership interest in Steckman Ridge, LP (Steckman Ridge) (the First Closing). The first of the remaining two closings of the Dropdown Transactions is expected to occur at least 12 months following the November 1, 2013 closing, consisting of a 24.95% ownership interest in SESH and the remaining 1% ownership interest in Steckman Ridge (the Second Closing), with the final closing expected to occur at least 12 months thereafter, consisting of the remaining 0.10% ownership interest in SESH (the Third Closing).

Following the Third Closing, aggregate consideration for the Dropdown Transactions would consist of an aggregate of 175,510,204 of SE Partners’ common units and general partner units (collectively, the Total Unit Consideration) issued to certain subsidiaries of SE Corp and to Spectra Energy Partners (DE) GP, LP, the general partner of SE Partners (the General Partner), respectively. Aggregate consideration for the Dropdown Transactions also consists of (i) approximately $70 million in cash representing a loan from SE Partners to one of the contributed entities, the proceeds of which were used to repay intercompany indebtedness to a subsidiary of SE Corp, (ii) approximately $2.2 billion in cash paid to the General Partner and another subsidiary of SE Corp, after taking into account customary closing adjustments, and (iii) the assumption (indirectly by acquisition of the contributed entities) of approximately $2.4 billion of third-party indebtedness of the contributed entities. The Total Unit Consideration was allocated between common units and general partner units in order to maintain the General Partner’s 2% general partner interest in SE Partners. The receipt of the common units and general partner units increased our ownership in SE Partners from 58% to approximately 84%.

We used a portion of the cash proceeds received from the First Closing to repay the $1,200 million outstanding borrowings under Spectra Energy Capital LLC’s (Spectra Capital’s) term loan agreement and $1,000 million outstanding under its commercial paper program.

The contributed assets provide transportation and storage of natural gas, crude oil, and natural gas liquids (NGLs) for customers in various regions of the U.S. and in Alberta, Canada. The contributed assets included in the Dropdown Transactions consist of:

•	a 100% ownership interest in Texas Eastern Transmission, LP (Texas Eastern)

•	a 100% ownership interest in Algonquin Gas Transmission, LLC

•	the remaining 60% ownership interest in the U.S. portion of the Express-Platte System

•	the remaining 38.77% ownership interest in Maritimes & Northeast Pipeline, L.L.C.

•	a 33.3% ownership interest in DCP Sand Hills Pipeline, LLC

•	a 33.3% ownership interest in DCP Southern Hills Pipeline, LLC

•	an additional 1% ownership interest in Gulfstream Natural Gas System, LLC

•	a 50% ownership interest in Southeast Supply Header, LLC

•	a 100% ownership interest in Bobcat Gas Storage

•	the remaining 50% of Market Hub Partners

•	a 50% ownership interest in Steckman Ridge, LP

•	Texas Eastern’s and Express-Platte’s storage facilities

The unaudited pro forma condensed consolidated financial statements (the financial statements) have been derived from the audited and unaudited historical financial statements of SE Corp filed in its 2012 Annual Report on Form 10-K and in its Quarterly Report on Form 10-Q for the period ended September 30, 2013. The financial statements should be read in conjunction with all such historical audited and unaudited financial statements and related notes.

The financial statements reflect pro forma adjustments that are described in the accompanying notes and are based upon currently available information and certain estimates and assumptions we believe are factually supportable and directly attributable to the transactions described above, and for purposes of the unaudited pro forma condensed consolidated statements of operations, are expected to have a continuing impact. In our opinion, all adjustments that are necessary to fairly present the financial statements have been made. The financial statements do not purport to represent what SE Corp’s results of operations would have been if the Dropdown Transactions had occurred on January 1, 2012, or what SE Corp’s financial position would have been if the Dropdown Transactions and the associated sources and uses of funds had occurred on September 30, 2013. The financial statements are not necessarily indicative of SE Corp’s operations going forward. The actual effects of Dropdown Transactions will differ from the pro forma adjustments.

Spectra Energy Corp

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(Unaudited)

(In millions)

	Spectra Energy Corp (a)	First Closing Pro Forma Adjustments		Pro Forma Spectra Energy Corp Subtotal	Second and Third Closings Pro Forma Adjustments	Pro Forma Spectra Energy Corp
ASSETS
Current Assets
Cash and cash equivalents	$160	$400	(b)	$363	$—	$363
		2,003	(c)
		(2,200	)(d)
Receivables, trade	966	—		966	—	966
Inventory	429	—		429	—	429
Other	366	—		366	—	366

Total current assets	1,921	203		2,124	—	2,124

Investments and Other Assets
Investments in and loans to unconsolidated affiliates	3,026	—		3,026	—	3,026
Goodwill	4,869	—		4,869	—	4,869
Other	2,360	(2,003	)(c)	357	—	357

Total investments and other assets	10,255	(2,003)		8,252	—	8,252

Property, Plant and Equipment
Cost	28,399	—		28,399	—	28,399
Less accumulated depreciation and amortization	6,577	—		6,577	—	6,577

Net property, plant and equipment	21,822	—		21,822	—	21,822

Regulatory Assets and Deferred Debits	1,355	—		1,355	—	1,355

Total Assets	$35,353	$(1,800)		$33,553	$—	$33,553

Spectra Energy Corp

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(Unaudited)

(In millions)

	Spectra Energy Corp (a)	First Closing Pro Forma Adjustments		Pro Forma Spectra Energy Corp Subtotal	Second and Third Closings Pro Forma Adjustments		Pro Forma Spectra Energy Corp

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$428	$—		$428	$—		$428
Commercial paper	2,049	(1,000	)(d)	1,049	—		1,049
Taxes accrued	58	—		58	—		58
Interest accrued	169	—		169	—		169
Current maturities of long-term debt	2,504	—		2,504	—		2,504
Other	951	—		951	—		951

Total current liabilities	6,159	(1,000)		5,159	—		5,159

Long-term Debt	12,268	400	(b)	11,469	—		11,469
		(1,200	)(d)
		1	(d)
Deferred Credits and Other Liabilities
Deferred income taxes	5,062	30	(e)	4,826	(4	)(g)	4,822
		(266	)(f)
Regulatory and other	1,609	—		1,609	—		1,609

Total deferred credits and other liabilities	6,671	(236)		6,435	(4)		6,431

Commitments and Contingencies

Preferred Stock of Subsidiaries	258	—		258	—		258

Equity

Preferred Stock	—	—		—	—		—
Common Stock	1	—		1			1
Additional paid-in capital	5,314	(442	)(f)	4,872	(6	)(g)	4,866
Retained earnings	2,352	(30	)(e)	2,321	—		2,321
		(1	)(d)
Accumulated other comprehensive income	1,266	—		1,266	—		1,266

Total controlling interests	8,933	(473)		8,460	(6)		8,454
Noncontrolling interests	1,064	708	(f)	1,772	10	(g)	1,782

Total equity	9,997	235		10,232	4		10,236

Total Liabilities and Equity	$35,353	$(1,800)		$33,553	$—		$33,553

Spectra Energy Corp

Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2013

(Unaudited)

(In millions, except per-share amounts)

	Spectra Energy Corp (a)	First Closing Pro Forma Adjustments		Pro Forma Spectra Energy Corp Subtotal	Second and Third Closings Pro Forma Adjustments		Pro Forma Spectra Energy Corp
Operating Revenues
Transportation, storage and processing of natural gas	$2,324	$—		$2,324	$—		$2,324
Distribution of natural gas	1,110	—		1,110	—		1,110
Sales of natural gas liquids	259	—		259	—		259
Transportation of crude oil	151	—		151	—		151
Other	109	—		109	—		109

Total operating revenues	3,953	—		3,953	—		3,953

Operating Expenses
Natural gas and petroleum products purchased	755	—		755	—		755
Operating, maintenance and other	1,145	—		1,145	—		1,145
Depreciation and amortization	577	—		577	—		577
Property and other taxes	283	—		283	—		283

Total operating expenses	2,760	—		2,760	—		2,760

Gains on Sales of Other Assets and Other, net	—	—		—	—		—

Operating Income	1,193	—		1,193	—		1,193

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	345	—		345	—		345
Other income and expenses, net	103	—		103	—		103

Total other income and expenses	448	—		448	—		448

Interest Income	—	—		—	—		—
Interest Expense	476	65	(h)	532	—		532
		4	(h)
		(10	)(h)
		(3	)(h)

Earnings Before Income Taxes	1,165	(56)		1,109	—		1,109
Income Tax Expense (Benefit)	277	2	(i)	259	—		259
		(20	)(j)

Net Income	888	(38)		850	—		850
Net Income - Noncontrolling Interests	86	23	(k)	109	1	(l)	110

Net Income - Controlling Interests	$802	$(61)		$741	$(1)		$740

Common Stock Data:
Weighted-average shares outstanding
Basic	669	n/a		669	n/a		669
Diluted	671	n/a		671	n/a		671

Earnings per share
Basic	$1.20	n/a		$1.11	n/a		$1.11
Diluted	$1.20	n/a		$1.10	n/a		$1.10

Dividends per share	$0.915	n/a		$0.915	n/a		$0.915

Spectra Energy Corp

Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2012

(Unaudited)

(In millions, except per-share amounts)

	Spectra Energy Corp (a)	First Closing Pro Forma Adjustments		Pro forma Spectra Energy Corp Subtotal	Second and Third Closings Pro Forma Adjustments		Pro Forma Spectra Energy Corp
Operating Revenues
Transportation, storage and processing of natural gas	$3,149	$—		$3,149	$—		$3,149
Distribution of natural gas	1,366	—		1,366	—		1,366
Sales of natural gas liquids	401	—		401	—		401
Other	159	—		159	—		159

Total operating revenues	5,075	—		5,075	—		5,075

Operating Expenses
Natural gas and petroleum products purchased	1,037	—		1,037	—		1,037
Operating, maintenance and other	1,382	—		1,382	—		1,382
Depreciation and amortization	746	—		746	—		746
Property and other taxes	337	—		337	—		337

Total operating expenses	3,502	—		3,502	—		3,502

Gains on Sales of Other Assets and Other, net	2	—		2	—		2

Operating Income	1,575	—		1,575	—		1,575

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	382	—		382	—		382
Other income and expenses, net	83	—		83	—		83

Total other income and expenses	465	—		465	—		465

Interest Income	—	—		—	—		—
Interest Expense	625	88	(h)	714	—		714
		5	(h)
		(4	)(h)

Earnings Before Income Taxes	1,415	(89)		1,326	—		1,326
Income Tax Expense (Benefit)	370	2	(i)	341	—		341
		(31	)(j)

Net Income from Continuing Operations	1,045	(60)		985	—		985
Net Income from Continuing Operations - Noncontrolling Interests	107	20	(k)	127	2	(l)	129

Net Income from Continuing Operations - Controlling Interests	$938	$(80)		$858	$(2)		$856

Common Stock Data:

Weighted-average shares outstanding
Basic	653	n/a		653	n/a		653
Diluted	656	n/a		656	n/a		656

Earnings per share from continuing operations
Basic	$1.44	n/a		$1.31	n/a		$1.31
Diluted	$1.43	n/a		$1.31	n/a		$1.30

Dividends per share	$1.145	n/a		$1.145	n/a		$1.145

(1) Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet at September 30, 2013 has been prepared as if the Dropdown Transactions had occurred on September 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 have been prepared as if the Dropdown Transactions had occurred on January 1, 2012, with the exception of the contribution of the remaining 60% ownership interest in the U.S. portion of the Express-Platte System, which is presented as if it had occurred on March 14, 2013, the date of the acquisition of the Express-Platte System by SE Corp.

(2) Unaudited Pro Forma Adjustments and Assumptions

a.	Amounts were derived from the historical audited and unaudited financial statements of SE Corp.

b.	Reflects the proceeds of $400 million from borrowings under SE Partners’ term loan agreement on November 1, 2013, net of discounts and issuance costs. Approximately $197 million of the proceeds were used by SE Partners to pay a portion of the Contribution, with the remaining proceeds held as cash and cash equivalents.

c.	Reflects a portion of the total cash consideration paid by SE Partners to SE Corp with respect to the Dropdown Transactions (reflected as the reclassification of $2,003 million from other assets to cash and cash equivalents).

d.	Reflects the pro forma adjustment for SE Corp’s use of the $2,200 million cash proceeds from the Dropdown Transactions to pay off a $1,200 million term loan and approximately $1,000 million of commercial paper outstanding. In conjunction with the payoff of the term loan, all debt issuance costs and applicable interest expense were reversed.

e.	Reflects the pro forma adjustment to deferred income tax liabilities due to an increase in the anticipated future effective state income tax rate expected to be recognized as a result of the Dropdown Transactions.

f.	Reflects the pro forma adjustments to deferred income tax liabilities, additional paid-in capital and equity-noncontrolling interests resulting from the issuance of SE Partners’ common and general partner units to SE Corp for partial consideration of the First Closing.

g.	Reflects the pro forma adjustments to deferred income tax liabilities, additional paid-in capital and equity-noncontrolling interests resulting from the issuance of SE Partners’ common and general partner units to SE Corp for consideration of the Second and Third Closings.

h.	Reflects the net pro forma adjustment to interest expense related to (i) the issuance by SE Partners of $1,900 million aggregate principal amount of senior unsecured notes on September 25, 2013, (ii) SE Partners’ $400 million term loan borrowing on November 1, 2013, of which $197 million was used as consideration paid to SE Corp for the Dropdown Transactions, with the remainder held as cash and cash equivalents, (iii) the repayment of SE Capital $1,200 million term loan borrowing in 2013, and (iv) the repayment of approximately $1,000 million of outstanding SE Capital commercial paper.

i.	Reflects the pro forma adjustment to income tax expense associated with an increase in the anticipated effective state income tax rate expected to be recognized as a result of the Dropdown Transactions.

j.	Reflects the federal income tax impact for all pro forma adjustments at the statutory tax rate of 35%.

k.	Reflects the pro forma adjustments to noncontrolling interests on the statement of operations resulting from the consummation of the First Closing.

l.	Reflects the pro forma adjustments to noncontrolling interests on the statement of operations for the Second and Third Closings.

(3) Pro Forma Earnings per Share

Basic pro forma earnings per common share and earnings per common share from continuing operations are computed by dividing the pro forma net income-controlling interests and net income from continuing operations-controlling interests, respectively, by the basic weighted average number of common shares outstanding at the completion of this transaction. Diluted pro forma earnings per common share and earnings per common share from continuing operations are computed by dividing the pro forma net income-controlling interests and net income from continuing operations-controlling interests, respectively, by the diluted weighted average number of common shares outstanding at the completion of this transaction. Diluted EPS reflects the potential dilution that could occur if securities or other agreements to issue common stock, such as stock options, stock-based performance unit awards and phantom stock awards, were exercised, settled or converted into common stock.

	Historical	Pro Forma
Nine Months Ended September 30, 2013

Net income – controlling interests	$802	$740

Weighted average common shares, outstanding
Basic	669	669
Diluted	671	671

Earnings per common share
Basic	$1.20	$1.11

Diluted	$1.20	$1.10

Year Ended December 31, 2012

Net income from continuing operations – controlling interests	$938	$856

Weighted average common shares, outstanding
Basic	653	653
Diluted	656	656

Earnings per common share from continuing operations
Basic	$1.44	$1.31

Diluted	$1.43	$1.30